Exhibit 10.8

DIRECTOR COMPENSATION

Upon the consummation of the merger with Terra Nova, directors of ClearPoint are compensated $15,000 per year, payable quarterly, with an initial grant of options to purchase 30,000 shares of common stock, which was made on March 29, 2007.